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                                                                   EXHIBIT 10.25

                                AMENDMENT NO. 1
                                       TO
                  RECEIVABLES FUNDING AND SERVICING AGREEMENT


        AMENDMENT NO. 1, dated as of October 25, 1994 ("Amendment No. 1) to the Receivables Funding and Servicing Agreement, dated as of April 14, 1994 (the "Original Funding Agreement") by and among CARLISLE PLASTICS FUNDING CORPORATION, a Delaware corporation (the "Borrower") REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Lender (as such, together with its successors and assigns, the "Lender"), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as operating agent (as such, together with its successors and assigns, the "Operating Agent") and in its capacity as Collateral Agent for the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent, the Letter of Credit Providers and the CP Holders (as such, together with its successors and assigns, the "Collateral Agent") and CARLISLE PLASTICS, INC., a Delaware corporation (as such, together with its successors and assigns, the "Parent"), as servicer (as such, together with its successors and permitted assigns, the "Servicer"). Capitalized terms used and not defined herein shall have the meanings specified in the Original Funding Agreement.

        The Borrower, the Lender, the Operating Agent, the Collateral Agent and the Parent agree as follows:

        1. Section 1.01 of the Original Funding Agreement is amended by deleting in their entirety the definitions of the terms "Availability," "Default Factor," "Dilution Factor," and "Maximum Facility Commitment," and by substituting the definitions set forth below and by adding the definition set forth below for the term "Amendment Closing Date."

        "AMENDMENT CLOSING DATE" means October 25, 1994.

        "AVAILABILITY" means, as of any date, the least of (a) 85% of the Borrowing Base as of such date, MINUS the Income Discount Amount, (b) (i) the Borrowing Base as of such date, TIMES (ii) the Advance Rate, minus (iii) the Income Discount Amount, (c) the Maximum Facility Commitment then in effect, or
(d) 80% of the Outstanding Balance of Eligible Receivables determined as of the end of the previous month.

        "DEFAULT FACTOR" means, for any date within a Settlement Period, an amount equal to (a) the Default Factor Multiple, multiplied by (b) a fraction expresses as a decimal, (i) the numerator of which is the aggregate outstanding Balance of all Receivables originated by the Parent and the Seller Subsidiaries that became Defaulted Receivables (as of the date they became Defaulted Receivables) during the 3 immediately preceding Settlement Periods and (ii) the denominator of which is the Parent's Sales during such period consisting of the 3 immediately preceding Settlement Periods, as determined by the Operating Agent on the Business Day prior to such Settlement Period.

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        "DILUTION FACTOR" means, for any date within a Settlement Period, an amount equal to the product of (a) the Dilution Multiple and (b) a fraction expressed as a decimal, (i) the numerator of which is the amount of dilutions representing all non-cash reductions of Receivables (other than Defaulted Receivables and deductions for Promotional Allowances) from the Parent's Sales during the 3 immediately preceding Settlement Periods, and (ii) the denominator of which is such Parent's Sales for such period consisting of 3 Settlement Periods, as determined by the Operating Agent on the Business Day prior to such Settlement Period.

        "MAXIMUM FACILITY COMMITMENT" means $45,000,000, as such amount may be subject to reduction in accordance with Section 2.02(a).

        2.        The Borrower represents and warrants as follows:

          (a) The Borrower has the corporate power, authority and legal right to execute, deliver and perform the Original Funding Agreement, as amended hereby, and to borrow the Funding Loans thereunder. The Borrower has taken all necessary corporate action to authorize the borrowing of Loans on the terms and conditions of the Original Funding Agreement, as amended hereby, and the execution, delivery and performance of this Amendment
     No. 1. No consent, license, permit, approval or authorization of, exemption by, notice or report to or registration, filing or declaration with any Governmental Authority is required for the execution, delivery and performance by the Borrower of the original Funding Agreement, as amended hereby, which has not been obtained, made, given or accomplished. The Original Funding Agreement, as amended hereby, and the Note have each been executed and delivered by a duly authorized officer of the Borrower and each constitutes a legal, valid and binding agreement or obligation of the Borrower enforceable against the Borrower in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of the Original Funding Agreement, as amended hereby, will not violate (i) any provision of any existing law or regulation applicable to the Borrower, (ii) any provision of any order, judgment, award or decree of any court, arbitrator or governmental authority applicable to the Borrower, (iii) the Certificate of Incorporation or By-Laws of the Borrower, or (iv) any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Borrower is a party or by which the Borrower or any of its assets may be bound, and will not, except as otherwise provided in any Redwood Program
     Document, result in or require the creation or imposition of any Adverse Claim on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

        3. Subsection (h) of Section 5.01 of the Original Funding Agreement is deleted in its entirety and amended by substituting therefor the following:

                    (h)  have or maintain:

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                    (i)  Borrower's Net Worth not less than (A)
          additional paid in capital of the Borrower as of any day, minus (B) $250,000;

                    (ii)  a Dilutions-to-Collection Ratio of not
          more than 5%; and

                    (iii)  a Receivable Collection Turnover Ratio
          of not more than 70 days.

        4. Subsections (i) and (j) of Section 9.01 of the Original Funding Agreement are deleted in their entirety and amended by substituting therefor the following:

          (i) as of any Settlement Date, the Default Ratio is greater than 6%; or

          (j) as of any Settlement Date, the Delinquency Ratio is greater than 8%; or

        5. Schedules 5 and 9 of the Original Funding Agreement are hereby amended as attached hereto.

        6. The miscellaneous provisions under ARTICLE XIV of the Original Funding Agreement, together with the definitions of all terms used therein, and all other sections of the Original Funding Agreement to which such sections refer are hereby incorporated by reference as if the provisions thereof were set forth in full herein, except that (a) the terms "Original Funding Agreement" and "Agreement" shall be deemed to refer to the Original Funding Agreement, as amended hereby; (b) the terms "this Original Funding Agreement" and "this Agreement" shall be deemed to refer to the Original Funding Agreement as amended hereby; and (c) the terms "hereunder", "hereby" and "hereto" shall be deemed to refer to the Original Funding Agreement as amended hereby.

        7. The Original Funding Agreement, as amended hereby, shall be deemed to be amended hereby to the extent necessary, if any, to give effect to this Amendment No. 1. Except as so amended hereby, the Original Funding Agreement shall remain in full force and effect in accordance with their respective terms. Except as amended hereby, all provisions, terms and conditions, covenants, and representations and warranties of the Original Funding Agreement shall remain in full force and effect in accordance with its terms. The execution and delivery of this Amendment No. 1 by the Lender, the Collateral Agent and the Operating Agent shall not waive or be deemed to waive any default which has occurred or which may be occurring in respect of the Original Funding Agreement.

        IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 1 to the Receivables Funding and servicing Agreement to be duly executed on the date first above written.

                              CARLISLE PLASTICS FUNDING
                               CORPORATION, as Borrower



                              By: /S/ MARIE B. HUMBERT
                                  -------------------------------------
                                   Name:  Marie B. Humbert
                                   Title:  Vice President Finance

                              REDWOOD RECEIVABLES
                               CORPORATION, as Lender



                              By: /S/ LANNHI TRAN
                                  -------------------------------------
                                   Name:  Lannhi Tran
                                   Title:  Vice President

                              CARLISLE PLASTICS, INC.,
                               as Servicer



                              By: /S/ PATRICK J. O'LEARY
                                  -------------------------------------
                                   Name:  Patrick J. O'Leary
                                   Title:  Chief Financial Officer

                              GENERAL ELECTRIC CAPITAL
                               CORPORATION, as Operating
                               Agent and Collateral Agent



                              By: /S/ THOMAS E. JOHNSTONE
                                  -------------------------------------
                                   Name:  Thomas E. Johnstone
                                   Title:  Vice President

        Schedule 5 to the Original Funding Agreement is hereby deleted in its entirety and amended by substituting therefor the following:

                                                                     Schedule 5
                                                                     ----------
                         DETERMINATION OF "INTEREST"

MONTHLY INTEREST EXPENSE =         SUM OF DAILY INTEREST FOR  THE
                                   SETTLEMENT PERIOD

#1) Daily Interest Daily Borrowing Rate x Advances Outstanding on the preceding day

#2)  Daily Borrowing Rate:
     (a) Pre-Termination =         Daily Interest Rate + Daily Margin

     (b) Post-Termination          Daily Interest Rate + Daily Margin +
                                   Daily Default Margin

#3)  Daily Interest Rate =         [Daily Weighted Average CP
                                   Rate + Daily Weighted Average
                                   Liquidity Rate] x [Redwood
                                   Funding Factor + Borrower LOC
                                   Funding Factor]

#4)  Daily Weighted Average        [Commercial Paper Outstanding/Senior
     CP Rate                       Debt] x [Dollar Weighted Average CP Rate/360
                                   Days]

#5)  Daily Weighted Average
     Liquidity Rate =              [Liquidity Loans Outstanding/Senior Debt]
                                   x [Liquidity Rate/360 Days]

#6)  Liquidity Interest
     Rate =                        (a) Greater of NYCHA Prime or 30 Day CP, plus
                                   (b) 1%

#7)  Daily Margin   1.25% per annum with respect to Advances Outstanding up to
                                   $35 Million, or in the event Advances
                                   Outstanding exceed $35
                                   Million, 2.00% per annum with
                                   respect to any Advances
                                   Outstanding in excess of $35
                                   Million; PROVIDED, HOWEVER,
                                   that a rate of 1.25% per annum
                                   shall apply to all Advances
                                   Outstanding in the event the
                                   Servicer has satisfied the
                                   Servicer Management Forecast
                                   Condition, in each case based
                                   on a year of 360 days

#8)  Daily Default Margin =        3.00% per annum/360 Days

#9)  Senior Debt =  CP Outstanding + Liquidity Loans Outstanding

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#10) Redwood Funding Factor =      Redwood Debt/Total Fundings Outstanding

#11) Borrower LOC Funding
       Factor =                    Borrower LOC Deposits/Advances
                                   outstanding

Definitions
- - - -----------

        "BORROWER LOC DEPOSITS" means an amount equal to the product of (a) LOC Deposits and (b)(i) the portion of LOC Draws Outstanding allocated to the RFC, divided by (ii) LOC Draws Outstanding.

        "FORECASTED OPERATING INCOME" means the forecast adopted by the management of the Servicer as to the operating income of the Servicer for its 1995 fiscal year and each subsequent fiscal year.

        "LOC DEPOSITS" means, for any day, the amount, if any, of proceeds from LOC Draws outstanding not used to pay maturing Commercial Paper or Liquidity Loans and remaining in the Collateral Account at the end of such day.

        "LOC DRAWS" means any payments made to the Lender in respect of the Letter of Credit.

        "LOC DRAWS OUTSTANDING" means, at any time, (a) any LOC Draws to date minus (b) any payments made prior to such time to reimburse such LOC Draws.

        "REDWOOD DEBT" means, at any time, the aggregate of the Lender's Senior Debt, plus LOC Draws Outstanding, minus LOC Deposits for all RFCs at such time.

        "RFC" means a receivables financing company that either sells receivables to the Lender or makes borrowings from the Lender secured by receivables.

        "SERVICER MANAGEMENT FORECAST CONDITION" means evidence, provided to and satisfactory to the Operating Agent, that the Servicer has attained 100% of its Forecasted Operating Income.

        "TOTAL FUNDINGS OUTSTANDING" means, at any time, the aggregate of the Advances Outstanding at such time, plus the amounts corresponding to Advances Outstanding for all other RFCs that have pledged receivables as collateral for such advances from the Lender at such time, plus the purchases outstanding for all other RFCS as sellers of receivables to the Lender at such time.

        Schedule 9 of the Original Funding Agreement is amended by deleting subparagraphs (a) and (e) of Paragraph 1 of said Schedule 9 in their entirety and substituting therefor the following:

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
        (a) MAXIMUM CAPITAL EXPENDITURES. The Servicer and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                      Aggregate Maximum
          Period Covered             Capital Expenditures
          --------------             --------------------
     January 1, 1994 through                 $19,400,000
     December 31, 1994

     January 1, 1995 through                 $11,000,000
     December 31, 1995

     January 1, 1996 through                 $12,000,000
     December 31, 1996

     January 1, 1997 through                 $12,000,000
     December 31, 1997

        (e) MAXIMUM FUNDED DEBT TO EQUITY RATIO. The Servicer and its Subsidiaries on a consolidated basis shall have and shall maintain at all times a ratio of Funded Debt to Equity of not more than (i) 3.1 to 1.0 from October 14, 1994 through and including December 31, 1995, and (ii) 3.0 to 1.0 thereafter.